Exhibit 16.1

RSM US LLP

555 17th St

Suite 1200

Denver, CO 80202

T +1 303 298 6400

F +1 303 298 6401

www.rsmus.com

September 24, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Investcorp Credit Management BDC, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on September 24, 2024 and we agree with such statements concerning our firm.